UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 22, 2021

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Long-Term Incentive Awards

On February 22, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Kaman Corporation (the “Company”) took action to modify the Company’s long-term incentive program to increase the emphasis on equity and permit the more timely reporting of long-term incentive compensation payouts. In so doing, the Committee approved the grant of a combination of time-based restricted share awards (“RSAs”) and performance-based restricted share units (“PSUs” and, together with the RSAs, the “Long-Term Incentive Awards”) to the Company’s senior leadership group, including our Named Executive Officers. The Committee also approved a new form of Restricted Share Agreement and a new form of Performance Stock Unit Award Agreement to evidence the Long-Term Incentive Awards, as well as future RSAs and PSUs granted under, and subject to the terms and conditions of, the Management Incentive Plan.

The following table sets forth certain information relating to the Long-Term Incentive Awards that were granted to each of our Named Executive Officers on February 22, 2021:

Name	Target %	Target Value	RSAs	PSUs
Neal J. Keating	--	--	--	--
Ian K. Walsh	300%	$2,550,200	19,385	26,065
Robert D. Starr	150%	$706,144	3,145	9,440
Richard R. Barnhart	--	--	--	--
Shawn G. Lisle	105%	$438,780	1,955	5,865
Gregory T. Troy	--	--	--	--
James G. Coogan	55%	$151,216	675	2,020

The aggregate target value of the Long-Term Incentive Awards for each Named Executive Officer was determined as the indicated percentage of such officer’s base salary in effect as of the date of grant and allocated such that (i) 25% of the aggregate target value was granted in the form of RSAs and (ii) 75% of the aggregate target value was granted in the form of PSUs. The target values shown in the table were determined based upon the closing price of the Company’s common stock on February 8, 2021, or $56.11 per share. The number of RSAs granted to Mr. Walsh includes an additional one-time grant of 10,695 RSAs, or approximately $600,000 in value, in accordance with the terms and provisions of the Walsh Employment Agreement. No awards are shown for Messrs. Keating, Barnhart and Troy because they either have or are currently in the process of retiring from the Company.

Each RSA will vest ratably over three years, commencing as of March 1, 2022 and continuing as of the first and second anniversaries of such date, subject to the continued employment of the participant through the applicable vesting date. In the event that a participant’s employment with the Company terminates for any reason other than, death, disability or retirement all unvested shares shall be forfeited to the Company. In the event that a participant dies or becomes disabled while in the employ of the Company or retires after attaining age 62 with at least five years of employment service or after attaining age 65, all unvested shares will become fully vested. All holders of RSAs will be entitled to receive dividends when and as paid on the Company’s common stock.

Each PSU represents the contingent right to receive one share of the Company’s common stock, or at the Company’s election, the value of such share, subject to the terms and conditions set forth in the Performance Stock Unit Award Agreement evidencing each award. Depending on the financial performance of the Company during the three year performance period commencing as of January 1, 2021 and ending as of December 31, 2023 (the “Performance Period”), the holder of each PSU may earn from 0% to 200% of the target number of PSUs. The performance measures for each PSU are average return on total capital (“ROIC”) and total shareholder return (“TSR”), each equally weighted at 50% of the total award. ROIC will be measured against internally generated targets and TSR will be measured on a relative basis against the performance of the companies comprising the Russell 2000 index during the Performance Period. Earned PSUs, if any, shall vest on the last day of the Performance Period (the “Vesting Date”) if the participant is then employed by the Company. In the event that a participant’s employment with the Company terminates for any reason other than death, disability or retirement prior to the Vesting Date, all unvested PSUs shall be forfeited to the Company. In the event that a participant dies or becomes disabled while in the employ of the Company or retires after attaining age 62 with at least five years of employment service or after attaining age 65 prior to the Vesting Date, the number of PSUs that become earned shall be determined at the end of the Performance Period and the earned PSUs, if any, shall be settled on a pro rata basis. All holders of PSUs will be entitled to receive dividend equivalents on earned PSUs when the awards are settled after the completion of the Performance Period.

The foregoing descriptions of the RSAs and the PSUs are not complete and are qualified in their entirety by reference to the full text of the form of Restricted Share Agreement and the form of Performance Stock Unit Award Agreement, copies of each of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.

Elimination of Automobile Allowance Perquisites

On February 22, 2021, the Committee also took action to eliminate the automobile allowance perquisite previously provided to certain of our NEOs. The annual base salaries of the affected individuals were increased by the full amount of the discontinued perquisite, effective March 1, 2021.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Form of Restricted Share Agreement* under the Amended and Restated Kaman Corporation 2013 Management Incentive Plan.
10.2	Form of Performance Stock Unit Award Agreement* under the Amended and Restated Kaman Corporation 2013 Management Incentive Plan.
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

* Management contract or compensatory plan.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: February 26, 2021